UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2014

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

NEW JERSEY	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ROUTE 571, P.O. BOX 7258, PRINCETON, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2014, Dataram Corporation (the “Company”) amended its terms of employment with Anthony Lougee, its Controller, to include a severance arrangement for termination without “Cause”, as such term is defined in the agreement. If Mr. Lougee should be terminated without Cause, the Company would be required to pay Mr. Lougee an amount equal to one year’s base salary, plus the bonus amount from the previous year, if any. Mr. Lougee’s severance arrangement is consistent with the severance arrangements with the Company’s other officers and management personnel. The Severence Payment Agreement is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

No.	Description
10.1	Form of Severance Payment Agreement Dated September 24, 2014

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: September 24, 2014	/s/ Marc P. Palker
(Signature)
Marc P. Palker Chief Financial Officer